EXHIBIT 23.3

DALE MATHESON CARR-HILTON LABONTE
Chartered Accountants
#610 – 938 Howe Street
Vancouver, British Columbia V6Z 1N9
(604) 682-2778

March 16, 2004

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington DC 20549

Re: Royal Gold, Inc. — Form S-3/A Registration Statement

Dear Sirs:

As chartered accountants, we hereby consent to the incorporation by reference in this Form S-3/A Registration Statement dated March 16, 2004, of the following:

•	Our report to the Board of Directors of High Desert Mineral Resources Inc. (“High Desert”) dated March 31, 2002 on the consolidated balance sheets of High Desert as at December 31, 2001 and 2000 and on the consolidated statements of operations, stockholders’ equity and cash flows for the years then ended.

In addition, we also consent to the reference to our firm included under the heading “Experts” in this Registration Statement.

Yours truly,

/s/ Dale Matheson Carr-Hilton LaBonte
Dale Matheson Carr-Hilton LaBonte
(formerly LaBonte & Co.)
Chartered Accountants
Vancouver, British Columbia